Exhibit 99.4

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT dated as of December 5, 2005 (this "Amendment"), is entered into by and between Rodney Satterwhite (hereinafter called "Employee"), and Genius Products, Inc. (hereinafter the "Employer"), with reference to the following:

RECITALS

WHEREAS, Employee and Employer entered into that certain Employment Agreement made as of December 2, 2005 (the “Employment Agreement”);

WHEREAS, Employer and The Weinstein Company LLC, a Delaware limited liability company and The Weinstein Company Holdings LLC (the “LLC”) and Genius Products, Inc., entered into that certain Master Contribution Agreement dated December 5, 2005 (the “Contribution Agreement”).

WHEREAS, Employee and Employer desire by this Amendment to amend the Employment Agreement in order to, among other things, (a) revise the term of the Employment Agreement, and (b) further amend, modify and supplement the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties to this Amendment, Employee and Employer hereby agree as follows:

1. Recitals. The Recitals set forth above are incorporated herein as though set forth in full herein.

2. Term.

(a) The first two sentences of paragraph 3 of the Employment Agreement, starting with the words, “The term of this Agreement” and ending with the words, “to the date of termination” are deleted and replaced with the following:

“The term of the Employment Agreement shall be for a period of twenty-four (24) months (“Initial Term”) from the date of the Amendment. Before the expiration of the Initial Term, Employer shall have the option to extend the Agreement for an additional twelve months (“Second Term”). Unless the parties enter into a new contract before the expiration of the Second Term or, if before the expiration of the initial Term the Employer does not exercise the option to extend the agreement for the Second Term, then Employee’s employment shall continue on an “at-will” basis. In the event Employee shall be terminated by Employer without “Cause” during the Initial Term or during the Second Term (if applicable), Employer shall provide Employee with the compensation required by clause (a) of Paragraph 2 of the Employment Agreement as of the termination date for the remaining term of the Initial Term, the remaining term of the Second Term, whichever is applicable (the “Severance Period”) following the date of such termination (“Severance”) plus all accrued but unpaid salary and vacation time to the date of termination. In addition to the foregoing Severance, the vesting of Employee’s stock options shall accelerate as to the number of shares that would otherwise have vested and been exercisable as of the date that is twelve (12) months from the date of such termination. In no event will the Severance Period be longer than Twelve (12) months. The foregoing Severance shall be reduced by the amount of any other compensation earned by the Employee during the Severance Period as a result of his or her employment.

(b) The definition of “cause” in the Employment Agreement is deleted and replaced with the following:

For purposes of this Agreement, “Cause” shall mean that Employee: has been repeatedly negligent in the discharge of his or her duties to Employer or has acted in a manner constituting gross negligence or willful misconduct; has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a material breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty; has been convicted of, or plead guilty or nolo contendere to a felony or a misdemeanor (other than minor traffic violations or similar offenses) injurious to the reputation, business or assets of Employer or an affiliate; has materially breached any of the material provisions of this Agreement; has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, Employer or an affiliate; has materially violated Employer’s policies and procedures, and specifically a violation of Employer’s sexual harassment and/or anti-discrimination policies, or a violation of Employer’s trade secrets policies, or use or disclosure of Employer’s trade secrets for personal gain; or has improperly induced a vendor or customer to break or terminate any contract with Employer or an affiliate or induced a principal for whom Employer or an affiliate acts as agent to terminate such agency relationship.

3. Stock Options

(a) Employer will recommend to the Board of Directors that Employee be granted 75,000 stock options to vest in equal installments over 5 years. The initial grant of stock options will be granted on the date of grant. The stock options’ exercise price will be priced at the closing share price on the date of grant and will be subject to Employee signing Employer’s form stock option agreement. While Employer has every belief these stock options will be approved, Employee acknowledges that this offer of stock options is contingent on Employer’s Board of Directors’ approval. The Options shall be governed by the stock option plan, as it may be amended from time to time.

(b) Notwithstanding Section 2 (c) of the Employee's Employment Agreement with Employer or any provision of the applicable stock option plan or stock option agreement between the Employee and Employer, Employee agrees that the consummation of the transactions contemplated by the Master Contribution Agreement shall not constitute a Change in Control or Corporate Transaction for purposes of the stock option plan, and will not otherwise result in any accelerated vesting of Employee’s options. Vesting of Employee’s stock options, other than those described in Section 3(a) above, shall be reset to the following vesting schedule: (i) twenty-five percent (25%) of Employee’s stock options will become fully vested upon signing of the Master Contribution Agreement and (ii) the remaining stock options will vest at the rate of twenty-five percent (25%) on each anniversary of the date of the signing of the Master Contribution Agreement over a period of three (3) years. A schedule of Employee’s existing stock options is attached as Exhibit A to this Amendment.

4. At-Will.

(a) The sentence in the recital, which reads, “(b) the terms of Employee’s employment, including the "at-will" nature of the relationship,” is deleted and replaced with “(b) the terms of the Employee’s employment,”

(b) The sentence in paragraph 7, which reads, “This Agreement is between Employee and Employer, as at-will employer, and shall not form or be deemed to form a partnership or joint venture.” is changed to “This Agreement is between Employee and Employer and shall not form or be deemed to form a partnership or joint venture.”

(c) The sentence in paragraph 9 of the Employment Agreement, which reads, “EMPLOYEE UNDERSTANDS ALL OF THE TERMS OF THIS “AT WILL” EMPLOYMENT AGREEMENT, AND HAS REVIEWED THIS AGREEMENT IN DETAIL BEFORE AGREEING TO EACH AND ALL OF THE PROVISIONS” is changed to “EMPLOYEE UNDERSTANDS ALL OF THE TERMS OF THIS EMPLOYMENT AGREEMENT, AND HAS REVIEWED THIS AGREEMENT IN DETAIL BEFORE AGREEING TO EACH AND ALL OF THE PROVISIONS”.

5. Clause (e) of paragraph 2 is changed to “Grant Employee health insurance for Employee and Employee’s dependents, and such other benefits as Employer shall determine to provide to all of its employees from time to time.”

6. Nonsolicitation. Employee acknowledges that, due to her position with Employer, she will have access to confidential information and trade secrets. Accordingly, Employee agrees that during her employment with Employer and for a period of one (1) year after termination of his employment with Employer, she shall not directly or indirectly (i) divert or attempt to divert from Employer, TWC, or Genius Products LLC any business of any kind, including without limitation the solicitation of or interference with any of their customers, clients, members, business partners or suppliers or (ii) solicit, induce, recruit or encourage any person employed by Employer, TWC, or Genius Products LLC to terminate his or her employment.

7. Original Agreement. Except as specifically herein amended, the Employment Agreement is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the Employment Agreement and this Amendment, this Amendment shall control.

8. Entire Agreement. This Amendment coupled with the Employment Agreement contain the entire agreement between Employer and Employee relating to Employee’s employment with Employer, and they supersede all previous agreements, whether oral or written.

9. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

10. This Amendment shall become effective upon Closing of the Contribution Agreement, as the term Closing is defined in that agreement. In the event the Closing does not occur, then this Agreement will be null and void. Employee acknowledges and agrees that the Agreement, as amended by this Amendment, and Employer’s rights and obligations hereunder and thereunder, are intended to be assigned by Employer to the LLC effective at the Closing of the Contribution Agreement, and that from and after such time Employee will be employed by the LLC pursuant to the terms of the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date first referenced above.

"Employee"

/s/ Rodney Satterwhite
Rodney Satterwhite

"Employer"
Genius Products, Inc.
By: /s/ Trevor Drinkwater

Its: President and Chief Executive Officer

Exhibit A: Schedule of Existing Stock Options